UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011 (December 2, 2011)

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street Suite 3400 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into A Material Definitive Agreement

Item 1.02.	Termination of A Material Definitive Agreement

On December 2, 2011, KBR, Inc. entered into a $1 billion, five-year unsecured revolving credit agreement (the “Credit Agreement”) with a syndicate of international banks, replacing the three year unsecured revolving credit agreement, dated November 3, 2009, among KBR, Inc. and the lenders party thereto (the “Prior Credit Agreement”). The Prior Credit Agreement terminated upon closing of the Credit Agreement.

The Credit Agreement can be used for cash advances and the issuance of up to $1.0 billion in letters of credit for general corporate purposes. Amounts drawn under the Credit Agreement will bear interest at variable rates, per annum, based either on (i) the London interbank offered rate plus an applicable margin of 1.50% to 1.75%, or (ii) a base rate plus an applicable margin of 0.50% to 0.75%, with the base rate being equal to the highest of (a) reference bank’s publicly announced base rate, (b) the Federal Funds Rate plus, 0.5%, or (c) the London interbank offered rate plus 1%. The amount of the applicable margin to be applied will be determined by the Company’s ratio of consolidated debt to consolidated EBITDA for the prior four fiscal quarters, as defined in the Credit Agreement. The Credit Agreement provides for fees on letters of credit issued under the Credit Agreement at a rate equal to the applicable margin for loans based on the London interbank offered rate, except for performance letters of credit, which are priced at 50% of such applicable margin. KBR will pay a commitment fee of 0.25%, per annum, on any unused commitment under the Credit Agreement.

The Credit Agreement contains customary covenants similar to the Prior Credit Agreement which include financial covenants requiring maintenance of a ratio of consolidated debt to consolidated EBITDA of 3.5 to 1 and a minimum consolidated net worth of $2 billion plus 50% of consolidated net income for each quarter beginning December 31, 2011, and 100% of any increase in shareholders equity attributable to the sale of equity securities.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by the terms of the Credit Agreement.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Five Year Revolving Credit Agreement dated as of December 2, 2011 among KBR, Inc., the Banks party thereto, The Royal Bank of Scotland PLC, as Syndication Agent, ING Bank, N.V. and The Bank of Nova Scotia, as Co-Documentation Agents, Citigroup Global Markets Inc., RBS Securities Inc. ING Bank, N.V., and The Bank of Nova Scotia as Joint Lead Arrangers and Bookrunners, and Citibank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: December 6, 2011	By:	/s/ Jeffrey B. King
Name: Jeffrey B. King
Title: Vice President, Public Law